As filed with the Securities and Exchange Commission on June 25, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Applix, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2781676 (I.R.S. Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts (Address of Principal Executive Offices)	01581-2831 (Zip Code)
2006 Stock Incentive Plan
2003 Director Equity Plan, as amended
(Full Title of the Plan)
Patrick J. Rondeau, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
(Name and Address of Agent For Service)
(617) 526-6000
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, $0.0025 par value per share (including the associated Preferred Stock Purchase Rights)	1,300,000 shares(2)	$16.05(3)	$20,865,000.00(3)	$641.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 1,000,000 shares of common stock, $.0025 par value per share, of the Registrant (the “Common Stock”) issuable under the 2006 Stock Incentive Plan and (ii) an additional 300,000 shares of Common Stock issuable under the 2003 Director Equity Plan, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 20, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
     Item 2. Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     (a)      The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
     (b)      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
     (c)      The description of the securities contained in the Registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Item 4. Description of Securities.
     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
     Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. The Registrant has included such a provision in its articles of organization.
     Section 8.51(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his position as a director of the Registrant unless he is deemed to have not acted in good faith in the reasonable belief that his action was in the best interest of the corporation. As noted below, the Registrant has provided for director indemnification in its articles of organization and bylaws.
     Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
     Section 8.56(a) of Chapter 156D of the Massachusetts General Laws (“Section 8.56”) provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 is optional. As noted below, the Registrant has provided for officer indemnification in its articles of organization and bylaws.
     The Registrant’s articles of organization and bylaws provide that a director or officer of the Registrant shall be indemnified by the Registrant against all liabilities and expenses (including judgments, fines, penalties and reasonable attorneys’ fees and all amounts paid, other than to the corporation or such other organization, in compromise or settlement) imposed upon or incurred by any such person in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant unless he is deemed (in the manner provided in the articles of organization and bylaws, respectively) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Registrant. The Registrant shall provide no indemnification with respect to any matter settled or compromised, pursuant to a consent decree or otherwise, unless such settlement or compromise shall have been approved as in the best interests of the corporation, after notice that indemnification is involved, by (i) a disinterested majority of the Board of Directors or, (ii) the holders of a majority of the outstanding stock entitled to elect directors, voting as a single class, exclusive of any stock owned by any such indemnified party. Indemnification may include payment by the Registrant of expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

     The Registrant’s articles of organization and bylaws provide that the indemnification provided therein is not exclusive, and the Registrant’s articles of organization provide that in the event that the Massachusetts General Laws are amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. The Registrant’s bylaws provide that the indemnification provided therein shall be offset to the extent of any other source of indemnification or applicable insurance coverage.
     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
     Item 9. Undertakings.
     1.      Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:
       (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                  (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
       (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.      Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3.      Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on this 25th day of June, 2007.

APPLIX, INC.
By:	/s/ David C. Mahoney
David C. Mahoney
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Applix, Inc., hereby severally constitute and appoint David C. Mahoney, Milton A. Alpern and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Applix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Mahoney David C. Mahoney	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 25, 2007

/s/ Milton A. Alpern Milton A. Alpern	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 25, 2007

John D. Loewenberg	Chairman of the Board of Directors

/s/ Brad Fire Brad Fire	Director	June 25, 2007

/s/ Peter Gyenes Peter Gyenes	Director	June 25, 2007

/s/ Alain J. Hanover Alain J. Hanover	Director	June 25, 2007

Charles F. Kane	Director

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Articles of Organization of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Form of Rights Agreement, dated as of September 18, 2000, between the Company and American Stock Transfer of Trust Company, which includes as Exhibit A the terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock

4.4(4)	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-85688) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 10-K, filed March 31, 2005 (File No. 000-25040) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A, filed September 20, 2000 (File No. 000-25040) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K/A, filed March 4, 2004 (File No. 000-25040) and incorporated herein by reference.